Exhibit 10.16

FOURTH OMNIBUS Amendment

to

UNSECURED CONVERTIBLE PROMISSORY NOTES

and

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This Fourth Omnibus Amendment to Unsecured Convertible Promissory Notes and Convertible Note Subscription Agreement (this “Amendment”) is entered into this 29th day of September 2020, between iSpecimen Inc., a Delaware corporation (the “Company”), and Andrew L. Ross, Anna-Maria and Stephen Kellen Foundation, Inc., and OBF Investments, LLC (collectively, the “Lenders”).

Recitals

A.            Pursuant to the terms of that certain Convertible Note Subscription Agreement, (the “Convertible Note Subscription Agreement”), the Company issued ten (10) promissory notes in the aggregate original principal amount of $5,500,000 to the Lenders between March 17, 2017 and June 30, 2018 as follows: (i) that certain Unsecured Convertible Promissory Note, dated as of March 17, 2017 in the aggregate principal amount of $500,000 to Andrew L. Ross, (ii) that certain Unsecured Convertible Promissory Note, dated as of May 15, 2017 in the aggregate principal amount of $250,000 to Andrew L. Ross, (iii) that certain Unsecured Convertible Promissory Note, dated as of June 1, 2017 in the aggregate principal amount of $1,050,000 to Anna-Maria and Stephen Kellen Foundation, Inc., (iv) that certain Unsecured Convertible Promissory Note, dated as of June 12, 2017 in the aggregate principal amount of $1,450,000 to OBF Investments, LLC, (v) that certain Unsecured Convertible Promissory Note, dated as of June 30, 2017 in the aggregate principal amount of $250,000 to Andrew L. Ross, (vi) that certain Unsecured Convertible Promissory Note, dated as of December 29, 2017 in the aggregate principal amount of $650,000 to Anna-Maria and Stephen Kellen Foundation, Inc., (vii) that certain Unsecured Convertible Promissory Note, dated as of January 3, 2018 in the aggregate principal amount of $700,000 to OBF Investments, LLC, (viii) that certain Unsecured Convertible Promissory Note, dated as of April 2, 2018 in the aggregate principal amount of $250,000 to Andrew L. Ross, (ix) that certain Unsecured Convertible Promissory Note, dated as of June 6, 2018 in the aggregate principal amount of $200,000 to Andrew L. Ross, and (x) that certain Unsecured Convertible Promissory Note, dated as of June 30, 2018 in the aggregate principal amount of $200,000 to Andrew L. Ross (collectively, the “Notes”).

B.            The Company and the Lenders desire to amend the definition of Maturity Date of the Notes as set forth herein.

C.            The Company has requested and the Lenders have agreed to amend certain provisions of the Convertible Note Subscription Agreement as set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Notes or Convertible Note Subscription Agreement, as applicable.

2.            Amendments to Convertible Note Subscription Agreement.

2.1         Section 1. Clause (iv) of the definition of “Maturity Date”, as previously amended, shall be further amended as follows:

Delete:	“March 31 2020 (i.e. the date that is three (3) months following the maturity date of the Bridge Notes (as defined below), which date may, in the sole discretion of the Board of Directors of the Company, be extended for two successive three (3) month periods to June 30, 2020 and September 30, 2020, as applicable; provided, however, that if the Bridge Notes are paid in full prior to their then stated maturity date, the Maturity Date shall revert to June 30, 2019.”

Insert:	“March 31 2021, which date may, in the sole discretion of the Board of Directors of the Company, be extended for two (2) successive three (3) month periods to June 30, 2021 and September 30, 2021, as applicable; provided, however, that if the Bridge Notes are paid in full prior to their then stated maturity date, the Maturity Date shall revert to that date which is ninety days following the date of full repayment of the Bridge Notes.”

3.            No Other Amendments. No other amendments are made to the Notes or the Convertible Note Subscription Agreement.

4.            Counterparts; Facsimile and Electronic Signatures. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute a single integrated agreement. For purposes of this Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine, portable document format, or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Amendment.

5.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Company:

iSpecimen Inc.

By:	/s/ Christopher J. Ianelli
Christopher J. Ianelli
President & CEO

Lenders:

/s/ Andrew L. Ross
Andrew L. Ross, individually

Anna-Maria and Stephen Kellen Foundation, Inc.

By:	/s/ Michael M. Kellen

Name: Michael M. Kellen
Title: President

OBF Investments, LLC

By:

Name:
Title: